Exhibit 99.1

Planar Reports Fiscal First Quarter 2008 Financial Results

BEAVERTON, Ore. – February 5, 2008 – Planar Systems, Inc. (NASDAQ: PLNR), a worldwide leader in specialty display solutions, recorded sales of $80.6 million and a GAAP loss per share of $0.20, in the first quarter ended December 28, 2007. On a Non-GAAP basis (see reconciliation table), net income per share was $0.01 in the first quarter of 2008.

“The first quarter proved to be a positive step toward the improvement we are targeting for fiscal 2008,” said Gerry Perkel, Planar’s President and Chief Executive Officer. “We returned to Non-GAAP profitability and launched a significant number of new specialty display products in the quarter. We are committed to continuing our strategic transformation, and expect over time to translate our growing revenue base into increased profitability.”

KEY FIRST QUARTER 2008 HIGHLIGHTS

•	Revenue grew 24 percent to $80.6 million compared with the first quarter of fiscal 2007

•	Specialty revenue growth of 30 percent year-over-year representing 81 percent of total revenue reported in the first quarter of fiscal 2008

•	Non-GAAP net income per share of $0.01

•	Days-Sales-Outstanding (DSO) of 49 days

•	Guidance in Non-GAAP EPS for the second quarter of 2008 set at approximately breakeven to a modest loss

SUMMARY OF RESULTS

Industrial segment sales in the first fiscal quarter were $17.1 million, up 5 percent sequentially and up 4 percent compared with the first quarter of fiscal 2007. Strategic investments in product development, sales and marketing resources continue to show positive signs as the Company recorded its’ third consecutive quarter of sequential growth and the first quarter with year-over-year growth in six quarters. Opportunities in the pipeline for ruggedized and customized displays continue to look healthy across a number of different end markets, including retail, military, marine, and public safety.

The Medical segment of the Company recorded first quarter sales of $10.5 million, down 7 percent compared with the fourth quarter of fiscal 2007 and up 2 percent compared with the first quarter a year-ago. Sales of Diagnostic Imaging (DI) monitors grew 4 percent compared to the first quarter of 2007. This was partially offset by a decrease in sales of lower-margin patient monitors which declined 27 percent year-over-year as the Company continues to transition away from this lower-margin product line to focus on higher-margin opportunities for Diagnostic Imaging monitors.

Sales in the Home Theater segment were $15.1 million for the first quarter of 2008, down 1 percent sequentially and down 3 percent compared with the same period a year-ago including the historical results of Runco as represented to Planar in connection with the acquisition. Sales for Runco and Vidikron branded products were $14.2 million, down 1 percent both sequentially and compared to the year-ago period. Sales for Planar branded products were $0.9 million during the first quarter of 2008. The Company is focusing on driving growth and improved operational efficiencies in this segment including the consolidation of operations from Union City, California to Planar’s other global facilities planned for March of 2008.

Sales of the Company’s Control Room and Signage segment were $17.8 million in the first quarter, up 3 percent sequentially and down 5 percent compared with the year-ago period. The Company’s Digital Signage software and services business, Coolsign, recorded its’ fourth consecutive quarter of sequential revenue growth and is a key area of focus for driving growth and improved profitability in this segment moving forward.

Sales in the Company’s Commercial segment were $20.0 million, down 17 percent sequentially and up 11 percent versus the first quarter a year-ago. Sales in new specialty display product categories including higher-margin touch monitors, business projectors, and network monitors grew 43 percent compared with the first quarter of 2007 and represented 22 percent of total revenue in this segment for the quarter, reflecting the Company’s strategic shift to higher-margin products in this segment. Sales of desktop monitors grew 4 percent compared with the first quarter of 2007 and declined 20 percent sequentially as the Company experienced unusually high sales of desktop monitors in the fourth quarter of 2007 due to some unique market conditions.

The Company ended the first quarter with cash and short term investments of $16.0 million, up $0.8 million compared with the end of the fourth quarter. In addition, the Company had outstanding $25 million of short-term borrowing on the Company’s line of credit at the end of the first quarter of fiscal 2008.

KEY NEW LEADERSHIP ADDITION

As announced earlier today, the Company strengthened its management team with the hiring of John Major, as VP of Global Operations and Supply Chain. Mr. Major was most recently VP of Global Supply chain and Manufacturing Operations for Tektronix Inc. where he was instrumental in the implementation of Tektronix’s LeanSigma structured continuous improvement program. “John brings a strong manufacturing, service and quality background and relevant experience in high technology global supply chain operations to Planar”, continued Perkel. “As we move forward, realizing operational efficiencies from our recent acquisitions is key to our efforts to improve profitability and increase shareholder value.”

BUSINESS OUTLOOK

The Company continues to focus on translating expanding revenues into improved profitability and increased shareholder value over time. However, in the short term, financial results will be impacted by seasonality as the second quarter of the fiscal year historically experiences some revenue declines, especially in the Control Room and Signage, Commercial, and Home Theater Business Units. As such, the Company’s expectations for the second quarter, ending March 28, 2008, are for sales of $73 million to $77 million and Non-GAAP net income per share of approximately breakeven to a modest loss, which excludes share-based compensation expense and acquisition-related GAAP charges such as amortization of identifiable intangible assets. Adjusting for these GAAP charges, the Company believes second quarter 2008 GAAP net loss per share will be approximately $0.24 (see reconciliation table).

The Company continues to believe that the second half of the fiscal year will benefit from continued integration efficiencies as well as various growth initiatives. However, given the potential negative financial impact on the Company from the global economic slowdown, the current projected improvement in the second half of the year may not be sufficient to achieve the previous Non-GAAP earnings per share guidance of $0.20 for fiscal year 2008. Given this situation, the Company is currently evaluating various cost reduction actions and the impact of these possible actions on growth initiatives moving forward. The Company remains committed to driving shareholder value improvement through profit improvement and it plans to take appropriate actions to balance short term profitability and longer term growth potential over the next several months.

Results of operations and the business outlook will be discussed in a conference call today, February 5, 2008, beginning at 2:00 PM Pacific Time. The call can be heard via the Internet through a link on Planar’s Web site, www.planar.com, or through numerous other investor sites, and will be available for replay until March 5, 2008. The Company intends to post on its Web site a transcript of the prepared management commentary from the conference call shortly after the conclusion of the call.

ABOUT PLANAR

Planar Systems, Inc (NASDAQ:PLNR) is a global leader of specialty display technology providing hardware and software solutions for the world’s most demanding environments. Hospitals, space and military programs, utility and transportation hubs, shopping centers, banks, government agencies, businesses, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements relating to translating recent revenue growth into increased profitability, driving growth and improved operational efficiencies in the home theater business unit, the software business in the control room and signage business unit being a key area of focus for driving growth and improved profitability in this segment moving forward and the statements made under the heading “Business Outlook.” These statements are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: the possibility that the acquisitions of Clarity Visual Systems and Runco International will not be effectively integrated with the Company’s other business operations or that other difficulties will arise in connection with the integration of the operations, employees, strategies, and technologies; changes or slower growth in the digital signage and/or command and control display markets; the potential inability to realize expected benefits and synergies of the Clarity and Runco acquisitions; domestic and international business and economic conditions; any reduction in or delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; adverse impacts on the Company’s operations relating to or arising from the Company’s indebtedness including difficulties in obtaining financing for the companies growth initiatives, changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners; final settlement of contractual liabilities; balance sheet changes related to updating certain estimates required for the purchase accounting treatment of the Clarity and Runco acquisitions; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS: Pippa Edelen Planar Systems, Inc. 503.748.6983 pippa.edelen@planar.com or Chase Perrin GolinHarris 213.438.8788 cperrin@golinharris.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.8911 ryan.gray@planar.com

Planar Systems, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended
	December 28, 2007	December 29, 2006
Sales	$80,564	$64,909
Cost of Sales	60,323	46,493

Gross Profit	20,241	18,416

Operating Expenses:
Research and development, net	3,443	3,142
Sales and marketing	11,008	9,252
General and administrative	6,047	5,413
Amortization of intangible assets	2,001	1,650
Acquisition related costs	805	322
Impairment and restructuring	(637)	1,625

Total Operating Expenses	22,667	21,404

Income (loss) from operations	(2,426)	(2,988)

Non-operating income (expense):
Interest, net	(490)	599
Foreign exchange, net	(117)	189
Other, net	(110)	(18)

Net non-operating income (expense)	(717)	770

Income (loss) before income taxes	(3,143)	(2,218)
Provision (benefit) for income taxes	346	(832)

Net income (loss)	$(3,489)	$(1,386)

Basic net income (loss) per share	$(0.20)	$(0.08)
Average shares outstanding - basic	17,665	17,133

Diluted net income (loss) per share	$(0.20)	$(0.08)
Average shares outstanding - diluted	17,665	17,133

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

	Dec. 28, 2007	Sept. 28, 2007
	(unaudited)
ASSETS
Cash and cash equivalents	$16,048	$15,287
Accounts receivable, net	43,702	42,915
Inventories	58,670	59,028
Other current assets	14,902	13,480

Total current assets	133,322	130,710

Property, plant and equipment, net	13,733	14,918
Goodwill	65,025	67,429
Intangible assets	42,277	44,278
Other assets	6,434	5,809

	$260,791	$263,144

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$31,760	$31,712
Note payable	25,000	—
Current portion of capital leases	332	324
Deferred revenue	5,107	4,888
Other current liabilities	33,981	36,584

Total current liabilities	96,180	73,508

Note payable	—	23,000
Capital leases, net of current portion	81	152
Other long-term liabilities	12,544	12,597

Total liabilities	108,805	109,257

Common stock	169,290	167,967
Retained earnings	(17,095)	(13,450)
Accumulated other comprehensive loss	(209)	(630)

Total shareholders’ equity	151,986	153,887

	$260,791	$263,144

Planar Systems, Inc.

Reconciliation of GAAP to Non-GAAP Results of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended December 28, 2007
	GAAP	Clarity / Runco Acquisitions	Adjustments Share-based Comp.	Other	Non-GAAP
Sales	$80,564				$80,564
Cost of Sales	60,323		(140)		60,183

Gross Profit	20,241	—	140	—	20,381

Operating Expenses:
Research and development, net	3,443		(85)		3,358
Sales and marketing	11,008		(402)		10,606
General and administrative	6,047		(674)		5,373
Amortization of intangible assets	2,001	(1,854)		(147)	—
Acquisition related cost	805	(805)			—
Impairment and restructuring	(637)			637	—

Total Operating Expenses	22,667	(2,659)	(1,161)	490	19,337

Income (loss) from operations	(2,426)	2,659	1,301	(490)	1,044

Non-operating income (expense):
Interest, net	(490)				(490)
Foreign exchange, net	(117)				(117)
Other, net	(110)				(110)

Net non-operating income (expense)	(717)				(717)

Income (loss) before income taxes	(3,143)	2,659	1,301	(490)	327
Provision (benefit) for income taxes	346	(293)	(143)	213 (a)	123

Net income (loss)	$(3,489)	$2,952	$1,444	$(703)	$204

Basic net income (loss) per share	$(0.20)				$0.01
Average shares outstanding - basic	17,665				17,665

Diluted net income (loss) per share	$(0.20)				$0.01
Average shares outstanding - diluted	17,665				17,922

(a)	Assumes a 37.5% tax rate when the Company is no longer required to provide a valuation allowance against deferred tax assets.

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains Non-GAAP financial measures that exclude the effects of the acquisitions of Clarity Visual Systems and Runco International, share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”) and other adjustments. The Non-GAAP financial measures used by management and disclosed by the company exclude the income statement effects of purchase accounting adjustments and integration costs associated with the acquisitions of Clarity and Runco, all forms of share-based compensation, impairment of long-lived assets, restructuring charges, the amortization of intangible assets from previous acquisitions, and various tax charges including the valuation allowance against deferred tax assets. The Non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Planar Systems, Inc.

Reconciliation of GAAP to Non-GAAP Results of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended December 29, 2006
	GAAP	Clarity Acquisition		Adjustments Share-based Comp.	Other	Non-GAAP
Sales	$64,909	34	(a)			$64,943
Cost of Sales	46,493	(234	)(b)	(103)		46,156

Gross Profit	18,416	268		103	—	18,787

Operating Expenses:
Research and development, net	3,142			(111)		3,031
Sales and marketing	9,252			(496)		8,756
General and administrative	5,413			(405)		5,008
Amortization of intangible assets	1,650	(1,503)			(147)	—
Acquisition related cost	322	(322)				—
Impairment and restructuring	1,625				(1,625)	—

Total Operating Expenses	21,404	(1,825)		(1,012)	(1,772)	16,795

Income (loss) from operations	(2,988)	2,093		1,115	1,772	1,992

Non-operating income (expense):
Interest, net	599					599
Foreign exchange, net	189					189
Other, net	(18)					(18)

Net non-operating income (expense)	770					770

Income (loss) before income taxes	(2,218)	2,093		1,115	1,772	2,762
Provision (benefit) for income taxes	(832)	785		418	664	1,035

Net income (loss)	$(1,386)	$1,308		$697	$1,108	$1,727

Basic net income (loss) per share	$(0.08)					$0.10
Average shares outstanding - basic	17,133					17,133

Diluted net income (loss) per share	$(0.08)					$0.10
Average shares outstanding - diluted	17,133					17,665

(a)	Non-cash effect for mark down of Clarity deferred revenue to fair value
(b)	Non-cash expense for Clarity inventory step up adjustment to fair value

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains Non-GAAP financial measures that exclude the effects of the acquisitions of Clarity Visual Systems and Runco International, share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”) and other adjustments. The Non-GAAP financial measures used by management and disclosed by the company exclude the income statement effects of purchase accounting adjustments and integration costs associated with the acquisitions of Clarity and Runco, all forms of share-based compensation, impairment of long-lived assets, restructuring charges, the amortization of intangible assets from previous acquisitions, and various tax charges including the valuation allowance against deferred tax assets. The Non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Planar Systems, Inc

Reconciliation of GAAP to Non-GAAP Guidance

Net Income/(Loss) per share

(unaudited)

Estimates for the Quarter Ended Mar. 28, 2008 (Q208)
GAAP net income (loss) per share	$(0.24)
Amortization of intangible assets	$0.12
Share-based compensation	$0.09
Acquisition related costs	$0.03

Non-GAAP net income (loss) per share	$0.00

Non-GAAP estimate assumes a tax rate of 37.5%1

GAAP estimate assumes a tax rate of -11%

Non-GAAP net income per share assumes 18.25 million average diluted shares outstanding

Note 1: A 37.5% effective tax rate is assumed for the purpose of providing Non-GAAP EPS guidance. Given the relationship between various fixed-dollar tax deductions and the pre-tax results, the effective tax rate can change materially based on small variations in pre-tax results. Therefore, the actual effective tax rate could differ materially from the assumption above.